EXHIBIT 99.1

SONUS NETWORKS, INC.

ASSUMED PERFORMANCE TECHNOLOGIES, INCORPORATED

2001 STOCK OPTION PLAN

WHEREAS, Performance Technologies, Incorporated (the “Company”) adopted the PERFORMANCE TECHNOLOGIES, INCORPORATED STOCK OPTION PLAN (the “Plan”) on May 1, 1986, amended and restated the Plan effective January 1, 1987, amended the Plan on May 3, 1990, amended and restated the Plan on April 18, 1994, amended the Plan again on November 14, 1995 and amended and restated the Plan again on February 9, 2000; and WHEREAS, the Plan expires by its terms on December 31, 2001 and the Company desires to adopt a new stock option plan to replace the Plan.

WHEREAS, Sonus Networks, Inc. (“Sonus”) acquired the Company through an Agreement and Plan of Merger (the “Merger Agreement”), by and among Sonus, Purple Acquisition Subsidiary, Inc. and the Company dated as of December 12, 2013 (the “Merger”), which became effective on February 19, 2014 (the “Closing”).

WHEREAS, as part of the Merger, Sonus assumed the Plan (which had expired, for purposes of new options, by its terms on May 31, 2011) solely for the purpose of administering any outstanding options under the Plan as of the Closing.

WHEREAS, as assumed by Sonus, the Plan will continue to have the same terms and conditions as in effect immediately prior to such assumption, except that (i) all references to Performance Technologies, Incorporated (or other variation of the foregoing) shall refer to Sonus, (ii) the Plan will provide for the issuance of Sonus common stock, $0.001 par value per share (“Sonus Common Stock”), with all numbers of shares of common stock to be read as adjusted using the Equity Award Exchange Ratio under the Merger Agreement, and all references to the common stock of the Company shall refer to Sonus Common Stock, and (iii) no new options shall be granted under the Plan from and after the assumption by Sonus.

NOW, THEREFORE, this 2001 Stock Option Plan is hereby adopted as follows:

1.                  Purpose. The PERFORMANCE TECHNOLOGIES, INCORPORATED 2001 STOCK OPTION PLAN (the “2001 Plan”) is designed to attract the best available personnel for positions of substantial responsibility and to furnish additional incentive to key employees and directors of the Company, upon whose efforts the successful conduct of the business of the Company largely depends, by encouraging such individuals to acquire a proprietary interest in the Company or to increase the same. This purpose will be effected through the granting of options to purchase shares of Common Stock, $.01 par value per share, of the Company (the “Shares”) which will be identified by the Stock Option Committee of the Board of Directors of the Company (the “Committee”) either as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended to date (the “Code”) or as non-statutory stock options.

2.                  Eligibility. The persons eligible to receive options under this Plan shall be non-employee directors as more fully described in Section 17 hereof (“Outside Participating Directors”) and such key employees of the Company as the Committee shall select from time to time (the “ Participants”). Participants under the Plan shall be eligible to receive stock options as authorized by the Committee. Outside Participating Directors of the Company shall be eligible to receive non-statutory stock options pursuant to Sections 17 through 21 of this 2001 Plan. All references in this 2001 Plan to employees or directors of the Company shall include employees or directors of any parent or subsidiary of the Company, as those terms are defined in Section 425 of the Code.

3.                  Stock Subject to Options. Subject to the provisions of Section 9 hereof, options may be granted under this 2001 Plan to purchase, in the aggregate, not more than 1,500,000 Shares. The Shares may, in the discretion of the Board of Directors of the Company, consist either in whole or in part of authorized but unissued Shares or shares held in the treasury of the Company, and the Shares may, in the discretion of the Committee, become subject to incentive stock options or non-statutory stock options. Any Shares subject to an option which for any reason expires or is terminated unexercised as to such Shares shall continue to be available for options under this 2001 Plan.

4.                  Annual Limitation. The aggregate Market Value (as defined in Section 19) of the Shares (determined as of the date the option is granted) with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year (under all incentive stock option plans of the Company, any parent and any subsidiaries) shall not exceed $100,000.

5.                  Terms and Conditions of Options. Each option granted by the Committee or granted pursuant to Sections 17 through 21 of this 2001 Plan shall be evidenced by a stock option agreement in such form or forms as the Committee may from time to time prescribe (which agreements need not be identical) containing provisions consistent with the 2001 Plan, including a provision prohibiting disposition of any option granted under this 2001 Plan or the Shares issued on exercise of such option within six months of the date of grant and, in the discretion of the Committee, any other waiting period following the grant of the option during which all or any part may not be exercised. The right of the Company to terminate the employment of the Participant at any time, with or without cause, shall in no way be restricted by the existence of this 2001 Plan, any option granted hereunder, or any stock option agreement relating thereto. Options shall in all cases further be subject to the following terms and conditions:

(a)                Type of Option and Price. Each option shall state the number of Shares subject to the option, whether the option is intended to be an incentive stock option or a non-statutory stock option and the option price. The option price of any incentive stock option shall equal or exceed the Market Value (as defined in Section 19) of the Shares with respect to which the incentive stock option is granted at the time of the granting of the option. However, if an incentive stock option is granted to any person who would, after the grant of such option, be deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary (a “Ten Percent Stockholder”), the option price shall not be less than 110% of the Market Value of the Shares with respect to which the option is granted at the time of the granting of the option to the Ten Percent Stockholder.

(b)               Term. The term of each option granted to a Participant shall be determined by the Committee, but in no event shall an option be exercisable either in whole or in part after the expiration of ten years from the date on which it is granted. Notwithstanding the foregoing, an incentive stock option granted to a Ten Percent Stockholder shall not be exercisable either in whole or in part after the expiration of five years from the date on which it is granted. The Committee and a Participant or Outside Participating Director may at any time by mutual agreement terminate any option granted to such Participant or Outside Participating Director under the 2001 Plan.

(c)                Exercise. Each option, or any installment thereof, shall be exercised, whether in whole or in part, by giving written notice to the Company at its principal office, specifying the number of Shares purchased and the purchase price being paid, and accompanied by the payment of the purchase price. A Participant or Outside Participating Director may pay for the Shares subject to the option with cash, a certified check or a bank cashier’s check payable to the order of the Company. Alternatively, at the Company’s sole option he may be permitted to pay for the Shares, in whole or in part, by the delivery of Shares already owned by him, which will be accepted in exchange at their Market Value on the date of exercise. Certificates representing the Shares purchased by the Participant or Outside Participating Director shall be issued as soon as reasonably practicable after the Participant or Outside Participating Director has complied with the provisions hereof. Pursuant to applicable federal and state laws, the Company may be required to collect withholding taxes upon the exercise of a non-statutory option. The Company may require, as a condition to the exercise of a non-statutory stock option, that the Participant or Outside Participating Director exercising that option concurrently pay to the Company the entire amount or a portion of any taxes which the Company is required to withhold by reason of such exercise, in such amount as the Committee or the Company in its discretion may determine.

(d)               Disposition of Shares. If the option is an incentive stock option, the Participant cannot transfer Shares acquired upon the exercise of that option within two years from the date of the grant of the option or within one year from the date the option is exercised.

6.                  Non-Assignment. During the lifetime of the Participant or Outside Participating Director, options granted hereunder shall be exercisable only by him and shall not be assignable or transferable by him, whether voluntarily or by operation of law or otherwise, and no other person shall acquire any rights therein.

7.                  Death of Participant or Outside Participating Director. In the event that a Participant or Outside Participating Director shall die while he is an employee or director of the Company (or within 30 days after the termination of such directorship or employment) and prior to the complete exercise of options granted to him under the 2001 Plan, any such remaining options may be exercised in whole or in part within one year after the date of the Participant’s or Outside Participating Director’s death and then only: (i) by the Participant’s or Outside Participating Director’s estate or by or on behalf of such person or persons to whom the Participant’s or Outside Participating Director’s rights pass under his Will or the laws of descent and distribution, (ii) to the extent that the Participant or Outside Participating Director was entitled to exercise the option at the date of his death, and subject to all of the conditions on exercise imposed hereby, and (iii) prior to the expiration of the term of the option.

8.                  Termination of Employment of a Participant.

(a)                Any stock option shall be exercisable, during the lifetime of the Participant, only while he is an employee of the Company and has been an employee continuously since the grant of the option, or within 30 days after the date on which he ceases to be such an employee.

(b)               Any option shall be exercisable under this Section 8 only to the extent that the Participant would have been entitled to exercise the option at the time of the termination of the employment relationship; and further, no option shall be exercisable after the expiration of the term thereof. In the case of a Participant who is permanently and totally disabled (within the meaning of Section 105(d)(4) of the Code), the 30-day period described in this Section 8 shall be one year.

(c)                For purposes of this Section 8, an employment relationship will be treated as continuing during the period when a Participant is on military duty, sick leave or other bona fide leave of absence if the period of such leave does not exceed 90 days, or, if longer, so long as a statute or contract guarantees the Participant’s right to re-employment with the Company. When the period of leave exceeds 90 days and the individual’s right to re-employment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

9.                  Anti-Dilution Provisions. The aggregate number and kind of Shares available for options under this 2001 Plan, the number and kind of Shares subject to any outstanding option, and the option price of each outstanding option, shall be proportionately adjusted by the Committee for any increase, decrease or change in the total outstanding Shares of the Company resulting from a stock dividend, recapitalization, merger, consolidation, split-up, combination, exchange of Shares or similar transaction (but not by reason of the issuance, sale or purchase of Shares by the Company in consideration for money, services or property).

10.              Rights as a Stockholder. The Participant or Outside Participating Director shall have no rights as a stockholder with respect to the Shares purchased by him pursuant to the exercise of an option until the date of the issuance to him of a certificate of stock representing such Shares. No adjustment shall be made for dividends or for distributions of any other kind with respect to Shares for which the record date is prior to the date of the issuance to the Participant or Outside Participating Director of a certificate for the Shares.

11.              Investment Purpose. Until such time as this 2001 Plan is registered with the Securities and Exchange Commission pursuant to applicable provisions of the Securities Act of 1933, as amended (the “Act”), each written notice by which a Participant or Outside Participating Director exercises an option shall contain representations on behalf of the Participant or Outside Participating Director that he acknowledges that the Company is selling or distributing Shares to him under a claim of exemption from registration under the Act, as a transaction not involving any public offering; that he is acquiring such Shares with a view to investment and not with a view to distribution or resale; and that he agrees not to make any sale or other distribution or disposition of such Shares unless (i) a registration statement with respect to such Shares shall be effective under the Act, and the Company shall have received proof satisfactory to it that there has been compliance with applicable state law, or ( ii) the Company shall have received an opinion of counsel satisfactory to it that no violation of the Act or applicable state law will be involved in such transfer. The Company shall include on each certificate for Shares issued under the 2001 Plan a legend to the foregoing effect and such other legends restricting the transfer thereof as it may deem appropriate to comply with any requirement established by law or by the rules of any stock exchange.

12.              Stockholders Agreement. In the event that at the time of any exercise of an option the Company is a party to any stockholders agreement or stock repurchase agreement which by its terms requires any person to become a party thereto as a precondition to the issuance of any Shares to him, then any Shares issued hereunder shall be delivered only upon the execution and delivery by the Participant or Outside Participating Director of such agreement.

13.              Adoption, Approval, and Term of Plan. The 2001 Plan was adopted by the Company’s Board of Directors on March 26, 2001 but does not take effect until approved by the Company’s stockholders. The 2001 Plan shall terminate on May 31, 2011. No termination of the 2001 Plan, whether under the provisions of this Section 13 or otherwise, shall terminate or otherwise affect options held by Participants or Outside Participating Directors on the effective date of the termination of the 2001 Plan.

14.              Amendment and Termination of 2001 Plan. The Board of Directors of the Company, without further approval of the stockholders of the Company, may at any time suspend or terminate this 2001 Plan or may amend it from time to time in any manner; provided, however, that no amendment shall be effective without prior approval of the stockholders of the Company, which would (i) except as provided in Section 9 hereof, increase the maximum number of Shares which may be issued with respect to options under this 2001 Plan, (ii) change the eligibility requirements for individuals entitled to receive options under this 2001 Plan, (iii) extend the period for granting incentive stock options, or (iv) materially increase benefits accruing to Participants or Outside Participating Directors hereunder.

15.              Effect of Acquisition, Reorganization or Liquidation. The Board of Directors or Committee shall provide in any agreement evidencing options granted hereunder, the extent to which options subject to such agreement shall become immediately exercisable and remain exercisable until their expiration in accordance with their respective terms upon the occurrence of either of the following events:

(i)                  the first purchase of the Shares pursuant to a tender or exchange offer which is intended to effect the acquisition of more than 50% of the voting power of the Company (other than a tender or exchange offer made by the Company); or

(ii)                approval by the Company’s stockholders of (A) a merger or consolidation of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving corporation and which does not result in any reclassification or reorganization of the Shares), (B) a sale or disposition of all or substantially all of the Company’s assets, or (C) a plan of complete liquidation or dissolution of the Company.

16.              Administration. This 2001 Plan shall be administered by the Committee as it may be constituted from time to time. The Committee shall consist of at least two members of the Board selected by the Board, all of whom shall be “Non-Employee Directors” as that term is defined and interpreted pursuant to Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Decisions of the Committee concerning the interpretation and construction of any provisions of this 2001 Plan or of any option granted pursuant to this 2001 Plan shall be final. The Company shall effect the grant of options under this 2001 Plan in accordance with the decisions of the Committee, which may, from time to time, adopt rules and regulations for carrying out this 2001 Plan. For purposes of this 2001 Plan, an option shall be deemed to be granted when the written agreement for the same is signed on behalf of the Company by its duly authorized officer or representative. Subject to the express provisions of this 2001 Plan, the Committee shall have the authority, in its discretion and without limitation, to determine the individuals to receive options, whether an option is intended to be an incentive stock option or a non-statutory stock option, the times when such individuals shall receive such options, the number of Shares to be subject to each option, the term of each option, the date when each option shall become exercisable, whether an option shall be exercisable in whole or in part in installments, the number of Shares to be subject to each installment, the date each installment shall become exercisable, the terms of each installment and the option price of each option, to accelerate the date of exercise of any option or installment thereof, and to make all other determinations necessary or advisable for administering this 2001 Plan.

17.              Outside Participating Directors. As of each Grant Date as defined in Section 18, each member of the Board of Directors who (a) is a “Non-Employee Director” as that term is defined and interpreted pursuant to Rule 16b-3 under the Exchange Act and (b) will serve as a member of the Board of Directors subsequent to the Grant Date is deemed an Outside Participating Director and is eligible to receive options in accordance with Section 18 below.

18.              Grants of Options to Outside Participating Directors.

(a)                Grant Dates. On the date of each Annual Meeting of Stockholders (the “Grant Date”), each Outside Participating Director shall automatically be granted a non-statutory option to purchase 10,000 Shares.

(b)               Election to Decline Option. Any Outside Participating Director may, by written notice received by the Company prior to the Grant Date of such Option, elect to decline an Option, in which case such Option shall not be granted to him; provided, however, that at no time shall the Company pay or provide to such Outside Participating Director anything of value in lieu of the declined Option. In addition, any Outside Participating Director may, by written notice received by the Company prior to the Grant Date of such Option, revoke a previous election to decline an Option.

19.              Exercise Price of Options Granted to Outside Participating Directors. The price at which each option granted pursuant to Section 18 shall be exercisable shall be the fair market value per share (the “Market Value”) of the Shares on the Grant Date of such option. For purposes of this 2001 Plan, the Market Value of the Shares shall be the closing price of the Shares in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. Automated Quotation System (“Nasdaq”), if the closing price of the Shares is then reported by Nasdaq. If the closing price of the Shares is not then reported by Nasdaq, the Market Value of the Shares on any date shall be deemed to be the mean between the representative closing bid and asked prices of the Shares in the over-the-counter market as reported by Nasdaq. If the Shares are reported on a national securities exchange, Market Value of the Shares shall mean the Market Value on the principal national securities exchange on which the Shares are then listed or admitted to trading (if the Shares are then listed or admitted to trading on any national securities exchange), and the closing price shall be the last reported sale price regular way or, in case no such sale takes place on such date, the average of the closing bid and asked prices regular way, as reported by such exchange. If the Shares are not then so listed on a national securities exchange, the Market Value of the Shares on any date shall be the closing price (the last reported sale price regular way). If the Shares are not then reported by Nasdaq or are not reported on a national securities exchange, the Market Value of the Shares on any date shall be as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If no member of the National Association of Securities Dealers, Inc. furnishes quotes with respect to the Shares, Market Value shall be determined by such other reasonable method as is adopted by resolution of the Board of Directors.

20.              Vesting and Expiration of Outside Participating Director Stock Options. Each option granted to an Outside Participating Director shall vest and shall become exercisable on the first anniversary of the Grant Date. Each option shall expire on the fifth anniversary of the Grant Date, and to the extent any option remains unexercised on such fifth anniversary, it shall be forfeited.

21.              Cessation of Service of an Outside Participating Director.

(a)                Cessation of Service. An Outside Participating Director’s cessation of service as a member of the Board of Directors for any reason shall not have any effect on options that have been granted prior to the date of cessation of service and have vested prior to the date of cessation of service. Notwithstanding the foregoing, upon the death of an Outside Participating Director or former Outside Participating Director, all vested options held by the decedent must be exercised by his legal representative within one year after the date of death (but in no event after the expiration of the option) or they shall be forfeited.

(b)               Loss of Eligibility. If an Outside Participating Director becomes an employee of the Company or otherwise no longer satisfies the requirements for eligibility set forth in Section 17 hereof, then all options already granted to him hereunder shall continue in full force and effect, in accordance with their original terms, for so long as he remains a member of the Board of Directors, but he shall be entitled to no further formula grants of options pursuant to Section 17 through Section 21 hereof.

22.              Reservation of Shares. The Company shall be under no obligation to reserve Shares to fill options. The grant of options to individuals hereunder shall not be construed to constitute the establishment of a trust of such Shares and no particular Shares shall be identified as optioned and reserved for individuals hereunder. The Company shall be deemed to have complied with the terms of this 2001 Plan if, at the time of issuance and delivery pursuant to the exercise of an option, it has a sufficient number of Shares authorized and unissued or in its treasury which may then be appropriated and issued for purposes of this 2001 Plan, irrespective of the date when such Shares were authorized. All Participants’ and Outside Participating Directors’ rights hereunder are limited to the right to receive Shares of the Company as provided in this 2001 Plan.

23.              Application of Proceeds. The proceeds of the sale of Shares by the Company under this 2001 Plan will constitute general funds of the Company and may be used by the Company for any purpose.

24.              Gender. As used in this 2001 Plan, masculine pronouns shall be deemed to include the feminine, and vice versa.